                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                              --------------------

                                W. R. GRACE & CO.
                (FORMERLY NAMED GRACE SPECIALTY CHEMICALS, INC.)
             (Exact name of registrant as specified in its charter)


         DELAWARE                                          65-0773649
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                                7500 GRACE DRIVE
                            COLUMBIA, MARYLAND 21044
          (Address of principal executive offices, including zip code)

                              --------------------

                   W. R. GRACE & CO. 2000 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                              --------------------

                                MARK A. SHELNITZ
                                W. R. GRACE & CO.
                                7500 GRACE DRIVE
                            COLUMBIA, MARYLAND 21044
                                  410/531-4212
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                   PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE     AMOUNT TO            OFFERING PRICE       AGGREGATE            AMOUNT OF
        REGISTERED            BE REGISTERED        PER SHARE*           OFFERING PRICE*      REGISTRATION FEE
-------------------------     -------------        ----------------     ----------------     ----------------
Common Stock, par value       8,000,000 Shares     $13.3809             $107,047,200         $28,261
   $0.01 per share


=============================================================================================================


* Estimated for the sole purpose of computing the registration fee. Pursuant to Rule 457(c), the stated price represents the average of the high and low prices of the registrant's Common Stock in composite trading on May 10, 2000.


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Pursuant to the Securities Act of 1933 ("Securities Act") and the regulations thereunder, the document or documents containing the information specified in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission ("SEC") as part of this Form S-8 Registration Statement and, therefore, are not set forth herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

            ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                  The following documents filed with the SEC by W. R. Grace & Co., formerly named Grace Specialty Chemicals, Inc. ("Company"), are hereby incorporated by reference:

                  1. The Company's Annual Report on Form 10-K for the latest fiscal year for which such a report has been filed.

                  2. All other reports filed by the Company with the SEC
                     pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the end of the latest fiscal year for which an Annual Report on Form 10-K has been filed.

                  3. The description of the Company's Common Stock included
                     under the caption "Description of New Grace Capital Stock" in the Company's Information Statement, dated February 13, 1998, included in a Registration Statement on Form 10 filed March 13, 1998.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be a part hereof from the date of filing such documents.

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         ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  EXPERTS. The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of W. R. Grace & Co. for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting.

                  COUNSEL. The validity of the Common Stock offered hereby will be opined upon by David B. Siegel, Esq. Mr. Siegel is a Senior Vice President and General Counsel of the Company, owns shares of the Company's Common Stock, and holds options to purchase shares of the Company's Common Stock under one or more of the Company's stock incentive plans.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  BY-LAWS; STATE LAW. Under its By-laws, the Company is empowered, to the fullest extent permitted by Delaware law, to indemnify its directors and officers. The By-laws provide that the Company will indemnify its directors and officers against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid in settlement) resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified under Delaware law. Determinations concerning whether or not the applicable standards have been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel or (c) an affirmative vote of a majority of the voting power held by stockholders entitled to vote thereon.

                  INSURANCE. The directors and officers of the Company are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

         ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

                  Not applicable.

         ITEM 8.  EXHIBITS.

                  The following exhibits have been filed with this Registration
Statement:

  Exhibit No.                                 Exhibit
  -----------                                 -------

     5                         Opinion of David B. Siegel, Esq.

     15                        Awareness Letter of PriceWaterhouseCoopers LLP

     23.1                      Consent of PricewaterhouseCoopers LLP

     23.2                      Consent of David B. Siegel, Esq.
                               (contained in Exhibit 5)

     24                        Powers of Attorney


         ITEM 9. UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes:

                  (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) to include any prospectus required by Section 10(a)(3)
                  of the Securities Act;

                      (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                      (iii) to include any material information with respect to
                  the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (d) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland.

                                              W. R. GRACE & CO.


                                              By:  Robert M. Tarola*
                                                 -------------------------
Date:    May 12, 2000                           (Senior Vice President and
                                                 Chief Financial Officer)

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 12, 2000.

                  Signature                            Title
                  ---------                            -----

                  Paul J. Norris*           Director; Chairman, President
                                            and Chief Executive Officer
                                            (Principal Executive Officer)

                  John F. Akers*     }
                  Ronald C. Cambre*  }
                  Marye Anne Fox*    }      Directors
                  John J. Murphy*    }


                  Robert M. Tarola*         Senior Vice President
                                            And Chief Financial Officer
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

--------
* By signing his name hereto, Mark A. Shelnitz is signing this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

                                         By: /s/ MARK A. SHELNITZ
                                            ------------------------
                                                 Mark A. Shelnitz
                                                 (Attorney-in-Fact)

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                                  EXHIBIT INDEX
                                  -------------


  Exhibit No.                 Exhibit
  -----------                 -------

     5                        Opinion of David B. Siegel, Esq.

     15                       Awareness Letter of PriceWaterhouseCoopers LLP

     23.1                     Consent of PricewaterhouseCoopers LLP

     23.2                     Consent of David B. Siegel, Esq.
                              (contained in Exhibit 5)

     24                       Powers of Attorney